As filed with the Securities and Exchange Commission on May 22, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
Registration Statement Under the Securities Act of 1933

CENTENE CORPORATION
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	42-1406317
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7700 Forsyth Boulevard St. Louis, Missouri	63105
(Address of Principal Executive Offices)	(Zip Code)

2002 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED AND RESTATED
(Full Title of the Plans)

Christopher A. Koster
Senior Vice President, General Counsel and Secretary
Centene Corporation
7700 Forsyth Boulevard
St. Louis, MO 63105
(314) 725-4477
(Name, address and telephone number, including area code, of agent for service)

Copies of all correspondence to:
Paul T. Schnell
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001
(212) 735-3000

Jeremy D. London
Skadden, Arps, Slate, Meagher & Flom LLP
1440 New York Avenue, NW
Washington, DC 20005
(202) 371-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)
	Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicated by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, par value $0.001 per share (“Common Stock”)	5,000,000	$64.98	$324,900,000	$42,172.02

(1)
Represents additional shares of Common Stock of Centene Corporation (the “Registrant”) that are issuable under the 2002 Employee Stock Purchase Plan, as amended and restated (the “Plan”) pursuant to Amendment No. 1 to the Plan.

(2)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares that may become issuable under the plans identified in the table above by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(3)
Determined on the basis of the average of the high and low sale price of Common Stock as reported on the New York Stock Exchange on May 21, 2020 of $65.80 and $64.15, respectively, solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act.

EXPLANATORY NOTE

The Registrant previously filed a Registration Statement on June 21, 2002 (Registration No. 333-90976), to register under the Securities Act shares of Common Stock issuable under the Plan.  This Registration Statement has been prepared and filed pursuant to, and in accordance with, the requirements of General Instruction E to Form S-8 for the purpose of effecting the registration under the Securities Act of an additional 5,000,000 shares of Common Stock (the “Additional Shares”), issuable under the Plan. The Registrant’s stockholders approved the Additional Shares at the Registrant’s 2020 Annual Meeting of Stockholders held on April 28, 2020.

Unless the context otherwise requires, references made herein to “Registrant,” “we,” “us,” “our” and “ours” refer to Centene Corporation and its subsidiaries.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

As permitted by the rules of the Securities and Exchange Commission (“SEC”), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I of this Registration Statement will be sent or given to eligible employees as specified by Rule 428(b) promulgated under the Securities Act. Such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.          Incorporation of Documents by Reference.

The following documents listed below for each of the Registrant and WellCare Health Plans, Inc., respectively, which are on file with the SEC, are incorporated herein by reference (except for the portions thereof “furnished” but not “filed” or otherwise not filed with the SEC which are deemed not to be incorporated by reference into this Registration Statement):

Registrant

•	Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 18, 2020;

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020, filed with the SEC on April 28, 2020;

•
Current Reports on Form 8-K filed with the SEC on January 9, 2020, January 15, 2020, January 22, 2020, January 23, 2020 (other than Item 7.01 and exhibits related thereto), January 28, 2020, February 5, 2020, February 5, 2020, February 13, 2020, February 21, 2020, February 26, 2020, April 2, 2020 and May 1, 2020;

•
the portions of the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on March 13, 2020 that are incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019; and

•
The description of common stock contained in the Registrant’s registration statement on Form 8-A filed with the SEC on October 14, 2003, as amended by the Registrant’s Forms 8-A/A filed with the SEC on December 17, 2004 and April 26, 2007, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date hereof and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents except that the portion of any document “furnished” but not “filed” shall not be incorporated by reference herein.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.          Description of Securities.

Not applicable.

Item 5.          Interests of Named Experts and Counsel.

None.

Item 6.          Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) permits a corporation to indemnify any person who is or has been a director, officer, employee or agent of the corporation or who is or has been serving as director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise at the request of the corporation, against expenses (including attorneys’ fees), judgments, fines, penalties, and amounts paid in settlement actually and reasonably incurred in connection with any civil, criminal, administrative or investigative action, suit or proceeding (other than an action by or in the right of the corporation) in which such person is involved by reason of the fact that he or she served or is serving in these capacities, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful. In the case of an action or suit made or brought by or in the right of the corporation to procure a judgment in its favor, the corporation shall not indemnify such person in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, except for such expenses as the court may allow. To the extent that such person has been successful on the merits or otherwise in defending any such action, suit or proceeding referred to above or any claim, issue or matter therein, he or she is entitled to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

Pursuant to Article Sixth and Seventh of its Certificate of Incorporation and Article VIII of its Amended and Restated By-Laws (the “By-Laws”), the Registrant will indemnify and hold harmless directors and officers who were or are made or are threatened to be made a party or are otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, to the fullest extent permitted by applicable law as it presently exists or is amended. The Registrant has entered into agreements with directors and officers requiring it to indemnify such persons to the fullest extent permitted by the By-Laws. The Registrant also maintains insurance coverage relating to certain liabilities of directors and officers.

Item 7.          Exemption from Registration Claimed.

Not applicable.

Item 8.          Exhibits.

The Exhibits to this Registration Statement are listed in the Exhibit Index to this Registration Statement, which is incorporated herein by reference.

Item 9.          Undertakings.

a)	The undersigned Registrant hereby undertakes;

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b)
The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and, where applicable, each filing of the Plan’s annual report pursuant to Section 15(d) under the Exchange Act, that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Clayton, State of Missouri, on May 22, 2020.

CENTENE CORPORATION

By:	/s/ Michael F. Neidorff
Michael F. Neidorff
Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael F. Neidorff and Jeffrey A. Schwaneke, or either of them, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments and documents in connection therewith) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and hereby grants to such attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Michael F. Neidorff	Chairman, President and Chief Executive Officer	May 22, 2020
Michael F. Neidorff	(Principal Executive Officer)

/s/ Jeffrey A. Schwaneke	Executive Vice President and Chief Financial Officer	May 22, 2020
Jeffrey A. Schwaneke	(Principal Financial Officer)

/s/ Christopher R. Isaak	Senior Vice President, Corporate Controller and Chief Accounting Officer	May 22, 2020
Christopher R. Isaak	(Principal Accounting Officer)

/s/ Orlando Ayala	Director	May 22, 2020
Orlando Ayala

Signature	Title	Date

/s/ Jessica L. Blume	Director	May 22, 2020
Jessica L. Blume

/s/ H. James Dallas	Director	May 22, 2020
H. James Dallas

/s/ Robert K. Ditmore	Director	May 22, 2020
Robert K. Ditmore

/s/ Fred H. Eppinger	Director	May 22, 2020
Fred H. Eppinger

/s/ Richard A. Gephardt	Director	May 22, 2020
Richard A. Gephardt

/s/ John R. Roberts	Director	May 22, 2020
John R. Roberts

/s/ Lori J. Robinson	Director	May 22, 2020
Lori J. Robinson

/s/ David L. Steward	Director	May 22, 2020
David L. Steward

/s/ Tommy G. Thompson	Director	May 22, 2020
Tommy G. Thompson

/s/ William L. Trubeck	Director	May 22, 2020
William L. Trubeck

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Incorporation of Centene Corporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Form S-1 filed October 9, 2001).

3.1a	Certificate of Amendment to Certificate of Incorporation of Centene Corporation, dated November 8, 2001 (incorporated by reference to Exhibit 3.2a to Form S-1/A filed November 13, 2001).

3.1b
Certificate of Amendment to Certificate of Incorporation of Centene Corporation as filed with the Secretary of State of the State of Delaware (incorporated by reference to Exhibit 3.1b to Form 10-Q filed July 26, 2004).

3.1c
Certificate of Amendment to Certificate of Incorporation of Centene Corporation as filed with the Secretary of State of the State of Delaware (incorporated by reference to Exhibit 3.1c to Form S-3ASR filed May 16, 2014).

3.1d
Certificate of Amendment to Certificate of Incorporation of Centene Corporation as filed with the Secretary of State of the State of Delaware (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 26, 2015).

3.1e
Certificate of Amendment to Certificate of Incorporation of Centene Corporation as filed with the Secretary of State of the State of Delaware (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on February 7, 2019).

3.2
By-laws of Centene Corporation, as amended and restated effective October 22, 2019 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 23, 2019).

4.1	2002 Employee Stock Purchase Plan, as amended and restated (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q filed on July 23, 2019).

4.2	Amendment No. 1 to the 2002 Employee Stock Purchase Plan, as amended and restated, dated as of March 11, 2020.*

5.1	Opinion of Counsel.*

23.1	Consent of KPMG LLP, independent registered public accounting firm of Centene Corporation.*

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm of WellCare Health Plans, Inc.*

23.3	Consent of Counsel (included in Exhibit 5.1).*

24.1	Power of Attorney (included on signature page).*

*Filed herewith.